CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.14


                        SCREENING COLLABORATION AGREEMENT


        THIS AGREEMENT ("AGREEMENT") is entered into as of the 16th day of December, 1998 ("EFFECTIVE DATE") by and between CALIPER TECHNOLOGIES CORP., a Delaware corporation ("CALIPER"), and NEUROCRINE BIOSCIENCES, INC. ("NEUROCRINE"), a Delaware corporation.

                                    RECITALS

        WHEREAS, Caliper has developed proprietary microfluidics technology which has application in high throughput screening activities; and

        WHEREAS, Neurocrine has and will continue to identify targets against which it plans to screen chemical compounds, which screening activities would benefit from Caliper's high throughput screening systems; and

        WHEREAS, Neurocrine and Caliper possess and/or will acquire libraries of compounds which may have potential therapeutic pharmaceutical utility for such targets; and

        WHEREAS, Caliper and Neurocrine desire to establish a relationship whereby Caliper and Neurocrine will develop assays for such targets in Caliper's LabChip format, and Caliper will screen compound libraries in such assays; and

        WHEREAS, Neurocrine intends to develop and commercialize compounds directed against targets screened in this program, [ * ];

        NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

        As used herein, the following terms shall have the following meanings:

        1.1 "AFFILIATE" shall mean (i) any corporation or other entity which directly or indirectly owns or controls at least fifty percent (50%) of the outstanding voting securities of a party (a "Parent"), (ii) any corporation or other entity in which a party owns or controls at least fifty percent (50%) equity interest, and (iii) any corporation or other entity in which a Parent of a party owns or controls at least fifty percent (50%) equity interest.

        1.2 "CALIPER COMPOUNDS" shall mean those compounds which Caliper owns or possesses and has the right to make available to Neurocrine for screening as of the Effective Date or during the Screening Term. For purposes of this Agreement, Caliper Compounds shall not include the Neurocrine Compounds transferred to Caliper pursuant to Sections 2.5(a) and 3.4.

        1.3 "CALIPER KNOW-HOW" shall mean all discoveries, materials, techniques, procedures, data and other technical information which Caliper possesses and treats as confidential as of the Effective Date or during the Screening Term, excluding Screening Data. Caliper Know-How does not include Caliper Patents.

        1.4 "CALIPER PATENTS" shall mean any and all patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, and continuations-in-part, which Caliper owns or has a license to (with the right to sublicense to Neurocrine) as of the Effective Data or during the Screening Program.

        1.5 "CALIPER ROYALTY COMPOUND" shall mean a Royalty Compound which is derived from, a Caliper Compound screened under this Agreement.

        1.6 "CALIPER TECHNOLOGY" shall mean, collectively, the Caliper Patents, the Caliper Know-How, and the Caliper Compounds.

        1.7 "CONFIDENTIAL INFORMATION" shall mean all information provided by one party to the other during the Screening Term, including, without limitation, Neurocrine Know-How, Caliper Know-How, Screening Data, research plans, engineering designs and drawings, research data, manufacturing processes and techniques, scientific, manufacturing, marketing, and business plans, financial or personnel matters relating to the party, its present or future products, sales, suppliers, customers, employees, investors or business.

        1.8 "DATA POINT" shall mean the experimental measurement reported to Neurocrine from a high throughput LabChip Assay of a single discrete volume of liquid (e.g., from a single well on a microtiter plate) containing a single Neurocrine Compound, Neurocrine Limited Compound or Caliper Compound or a "pool" of such compounds.

        1.9 "FDA" shall mean the United States Food and Drug Administration.

        1.10 "GLP TOXICOLOGY STUDIES" shall mean preclinical toxicology studies carried out in accordance with Good Laboratory Practices described in the U.S. Federal Register dated December 22, 1988, as amended, which are intended to enable the filing of an IND.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        1.11 "IND" stands for "Investigational New Drug Application" and shall mean an application for permission from the FDA, or comparable non-U.S. regulatory authorities, to commence human clinical testing of a new drug.

        1.12 "INSTRUMENT" shall mean an instrument designed to actuate fluid manipulations on LabChips and to detect the results of such manipulations. An Instrument may also perform other functions, such as introducing samples into LabChips.

        1.13 "LABCHIP" shall mean a Caliper chip, which typically consists of a glass or polymer base with microchannels, bonded to a cover with reservoirs, and which may have an attached pipettor capillary.

        1.14 "LABCHIP ASSAY" shall mean a particular combination of a LabChip, a set of reagents and software, all designed for use on one or more types of Instruments to perform a high throughput screening assay for a particular Target.

        1.15 "LABCHIP IMPROVEMENT INVENTIONS" shall mean [ * ] by an employee or contractor of Neurocrine, solely or jointly with others, in the course of the Screening Program during the term of this Agreement and that specifically relate to improvements to the Screening Technology or to chip-based microfluidic systems, [ * ]. LabChip Improvement Inventions specifically shall not include Screening Data or potential pharmaceutical compounds identified as hits in the Screening Program.

        1.16 "NET SALES" shall mean, with respect to a Product, and on a country-by-country basis, the gross invoice price of all Products sold by Neurocrine, its Affiliates, and sublicensees to independent third party customers after deducting, if not already deducted in the amount invoiced (a) trade, quantity and cash discounts actually taken, (b) returns and rebates, (c) duties, sales and excise taxes and (d) transportation and insurance costs charged to the customer. Product transfers among Neurocrine and its Affiliates or sublicensees shall not be deemed sales; the sale shall be deemed to take place upon transfer to a bona fide customer. Products shall be considered sold when invoiced.

        1.17 "NEUROCRINE COMPOUNDS" shall mean those compounds which Neurocrine owns or possesses and has the right to use in the Screening Program as of the Effective Date.

        1.18 "NEUROCRINE KNOW-HOW" shall mean all discoveries, materials, techniques, procedures, data and other technical information which Neurocrine possesses and treats as confidential as of the Effective Date or during the Screening Term, excluding Screening Data. Neurocrine Know-How does not include Neurocrine Patents.

        1.19 "NEUROCRINE LIMITED COMPOUND" shall mean any compound which Neurocrine acquires after the Effective Date and which Neurocrine elects to provide to Caliper to enter into the Screening Program.

        1.20 "NEUROCRINE PATENTS" shall mean any and all patents, including, without limitation, any substitutions, extensions, reissues, renewals, supplementary protection certificates



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

and inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction, including, without limitation, any provisionals, divisionals, continuations, and continuations-in-part, which Neurocrine owns or has a license to (with the right to sublicense to Caliper) as of the Effective Date or during the Screening Term.

        1.21 "NEUROCRINE ROYALTY COMPOUND" shall mean a Royalty Compound which is, or is derived from, a Neurocrine Compound or Neurocrine Limited Compound screened under this Agreement.

        1.22 "NEUROCRINE TECHNOLOGY" shall mean, collectively, the Neurocrine Patents, the Neurocrine Know-How, the Neurocrine Compounds and the Neurocrine Limited Compounds.

        1.23 "PRODUCT" shall mean any product, including all formulations, line extensions or modes of administration thereof, which contains a Royalty Compound as an active ingredient.

        1.24 "ROYALTY COMPOUND" shall mean a compound that is selected for [ * ], which compound either is, or is derived from, a Caliper Compound, Neurocrine Compound or Neurocrine Limited Compound for which Screening Data was provided and [ * ]. For purposes of this definition, "derivatives" of a Caliper Compound, Neurocrine Compound or Neurocrine Limited Compound will include direct derivatives and all subsequent derivatives of derivatives.

        1.25 "SCREENING COMMITTEE" shall mean that committee formed pursuant to
Section 2.2 hereof.

        1.26 "SCREENING DATA" shall mean all Data Points delivered to Neurocrine pursuant to instructions from the Screening Committee, as described in Section 2.6(b).

        1.27 "SCREENING PROGRAM" shall mean the collaborative LabChip Assay development and high throughput screening program described in Article 2.

        1.28 "SCREENING TECHNOLOGY" shall mean the Instruments, LabChips, reagents and software, and associated Caliper Patents and Caliper Know-how, utilized by Caliper for high throughput screening activities under this Agreement, excluding Caliper Compounds.

        1.29 "SCREENING TERM" shall mean the period of three (3) years commencing on the Effective Date, unless modified by mutual agreement of the parties.

        1.30 "TARGETS" shall mean the pharmaceutically relevant molecules, complexes or cell lines nominated by Neurocrine for LabChip Assay development and screening in accordance with Section 2.3, such as enzymes, binding proteins, receptors, transporters, or ion channels.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                                   ARTICLE 2
                                SCREENING PROGRAM

        2.1 CONDUCT OF THE SCREENING PROGRAM. Caliper and Neurocrine will conduct the Screening Program under the direction of the Screening Committee.

        2.2    SCREENING COMMITTEE.

               (a) The Screening Committee shall consist of an equal number of not less than two members from each of Neurocrine and Caliper, appointed and substituted by each party as necessary from time to time. All decisions of the Screening Committee shall be unanimous.

               (b) The Screening Committee shall meet at such times as shall be mutually agreed upon by the parties and at a site alternating between Caliper's and Neurocrine's place of business, or as otherwise mutually agreed. Neurocrine and Caliper shall each bear the travelling expenses and accommodation charges of its own members attending meetings of the Screening Committee.

               (c) The Screening Committee shall coordinate the activities carried out under the Screening Program and monitor the progress of the Screening Program. The Screening Committee shall conduct the Screening Program as necessary to achieve the overall goals of developing LabChip Assays for the Targets, screening the LabChip Assays, and discovering Royalty Compounds.

        2.3    NOMINATION OF TARGETS.

               (a) Neurocrine shall nominate Targets for LabChip Assay development. The Screening Committee will determine whether the Target and proposed assay conditions are appropriate for LabChip Assay development. The Screening Committee will also prioritize Targets for LabChip Assay development and screening. In the event that development work upon any molecule, complex, or cell line nominated as a Target pursuant to this Section 2.3(a) is abandoned by Neurocrine, or LabChip development or screening efforts are discontinued by the Screening Committee, such molecule, complex, or cell line shall no longer constitute a Target.

               (b) Neurocrine agrees to provide [ * ] Targets for screening under this Agreement during the Screening Term; provided that [ * ] for LabChip Assay development and screening.

               (c) Caliper shall not be responsible for conducting due diligence regarding third party intellectual property rights applicable to the Targets.
[ * ]. If Neurocrine is aware of any published or issued third party patent which it believes applies to



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

such Target, it shall notify Caliper in writing referencing such patent(s) before LabChip Assay development commences for such Target.

        2.4    ASSAY DEVELOPMENT.

               (a) The Screening Committee will allocate responsibilities between the parties for specific assay development tasks. In general, Neurocrine will develop the appropriate biochemical and/or cellular reagents for the assay and provide necessary quantities to Caliper for LabChip Assay development and screening. Initially, Caliper will direct work to adapt the assay into the LabChip format. Over time, the parties expect that Neurocrine will assume an increasing role in LabChip Assay development. The parties will arrange for Neurocrine scientists to train in LabChip Assay development at Caliper and/or for certain LabChip Assay development tools to be provided to Neurocrine. The Screening Committee will determine, or establish criteria for others to determine, when a LabChip Assay is ready for screening on Caliper's high throughput system.

               (b) Caliper and Neurocrine shall each use commercially reasonable efforts to collaboratively develop LabChip Assays for the Targets selected by the Screening Committee. The parties intend to [ * ]. Therefore, the parties have [ * ]. The parties may mutually agree to pursue such research for certain Targets, but Caliper shall not be required under this Agreement to [ * ].

        2.5    COMPOUND LIBRARIES.

               (a) Neurocrine shall provide its chemical library of Neurocrine Compounds to Caliper promptly following the Effective Date. The timing and details will be mutually agreed, but the library will consist of approximately
[ * ] discrete compounds plated in 96 well master plates of [ * ]. Each plate will contain [ * ] of compound at a concentration of [ * ] in 100% DMSO. SDF files will be provided containing structural information and plate mapping. Neurocrine agrees to provide to Caliper all data in Neurocrine's possession concerning the library of Neurocrine Compounds including (a) the criteria utilized by Neurocrine in selecting compounds, (b) commercial or academic sources of compounds, and (c) chemical structures of all compounds (and records of tests performed to determine the chemical structures). Caliper will have rights to use the library of Neurocrine Compounds as further provided in Section
3.4. If Neurocrine modifies its library after this initial transfer, it may elect at its sole option to update the collection held at Caliper for use in screening Neurocrine's Targets pursuant to Section 2.5(b).

               (b) Neurocrine may at any time during the Screening Term in its sole discretion elect to provide Neurocrine Limited Compounds to Caliper for use in the Screening Program, in reasonable quantities and format to be mutually agreed. Neurocrine Limited Compounds shall only be used by Caliper within the Screening Program hereunder unless agreed in writing in advance by the parties.

               (c) Neurocrine will determine which compounds it elects to have screened in each LabChip Assay. However, if Caliper has previously screened certain Caliper Compounds



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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against the Target of such LabChip Assay on behalf of a third party, then
Caliper may [ * ], provided that Caliper shall not [ * ]. Otherwise, Caliper will provide available information concerning the structures represented in the Caliper Compound library to facilitate Neurocrine's determination of whether or not to screen Caliper Compounds. If Caliper elects to screen Caliper Compounds, the parties may mutually agree on terms on which such data may be provided to Neurocrine, provided that if either Neurocrine of Caliper elects to have Caliper Compounds screened against a Target, then Neurocrine shall have the right of first refusal to purchase such Screening Data. If Neurocrine declines to purchase such Screening Data, Caliper shall not thereafter [ * ] unless Caliper provides Neurocrine with [ * ] days written notice of such intent [ * ]. Caliper shall not utilize any Neurocrine Know-How or data that is subject to non-use obligations under Section 6.2 or data developed in the Screening Program that is specific to such Target in [ * ] on behalf of a third party [ * ]. Caliper shall not disclose any data generated for Neurocrine Targets against Caliper Compounds to any third party except as may be permitted under Section 3.3. Neurocrine acknowledges that [ * ].

               (d) During the term of this Agreement, the parties may agree to acquire new libraries of compounds to screen hereunder and to split the compound supplies and share the cost of acquiring such compounds. Such compounds acquired by both parties would be deemed to be Neurocrine Compounds for purposes of the payment provisions of this Agreement.

        2.6    SCREENING.

               (a) Caliper shall use commercially reasonable efforts to establish internal screening operations using its Screening Technology as soon as practicable. As of the Effective Date, [ * ].

               (b) All screening will be conducted at Caliper's facility, unless the parties mutually agree otherwise as discussed in subparagraph (d) below. Neurocrine will provide the necessary reagents, and Caliper will run the high throughput screens, according to protocols established by the Screening Committee. The Screening Committee will determine how the Screening Data will be processed and presented, along with relevant reaction parameters such as temperature, currents, concentrations and data for reference or control compounds. The Screening Committee will also establish any procedures necessary to validate the Screening Data prior to commencement of actual screening. Screening Data will be conveyed to Neurocrine and also retained by Caliper, all in accordance with the rights described in Article 3 below and the payment provisions of Article 4. Caliper will provide all available information concerning hit compounds, such as [ * ]. Caliper will not be required to provide [ * ].

               (c) The parties may mutually agree to perform other experiments in addition to high throughput primary screening, such as [ * ]. Financial and other business terms for such activities will be negotiated in good faith in writing in advance and are not included in this Agreement.

               (d) Caliper acknowledges that Neurocrine has expressed an interest in having Caliper transfer screening Instruments to Neurocrine. [ * ]. Caliper will use commercially reasonable efforts to [ * ]. The parties will confer from time to time regarding the [ * ]. [ * ],



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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Caliper agrees to [ * ]. In any event, Caliper will retain the exclusive right to supply LabChips for use on all screening systems that practice Caliper Technology.

        2.7 NON-EXCLUSIVE COLLABORATION. The Screening Program is a mutually non-exclusive collaboration. Neurocrine and Caliper are each free to work with any other company in any area, provided that the Screening Data is used by each company in accordance with Article 3 below and each party complies with the other terms of this Agreement, including but not limited to Section 2.5(c). Neurocrine acknowledges that Caliper may use, or allow third parties to use, the Screening Technology and Caliper Compounds, to (i) pursue development of drugs that may compete with drugs Neurocrine is developing, or (ii) develop assays and screen the same and similar targets as those pursued by Neurocrine, in each case subject to Section 2.5(c) (Compound Libraries), Article 6 (Confidentiality) and the other terms of this Agreement. Caliper acknowledges that Neurocrine may elect to screen certain targets in its own facility rather than in the Screening Program, and that Neurocrine may collaborate with third parties for screening, again subject to Article 6 (Confidentiality) and the other terms of this Agreement.

                                   ARTICLE 3
                      INTELLECTUAL PROPERTY; SCREENING DATA

        3.1    INTELLECTUAL PROPERTY.

               (a) Except as expressly provided elsewhere in this Agreement, all patent applications and issued patents claiming inventions made in the course of the Screening Program shall be owned by the inventing party, or jointly if invented jointly. Inventorship shall be determined under U.S patent laws.

               (b) Except as expressly provided elsewhere in this Agreement, all non-patented know-how, including but not limited to discoveries, materials, techniques, procedures, data and other technical information, that is created in the course of the Screening Program shall be owned by (for physical materials) or deemed Confidential Information of (for information) the party that generated such know-how.

               (c) Neurocrine shall retain all of its rights in Neurocrine Technology and Caliper shall have no rights in any Neurocrine Technology except the rights expressly granted in this Agreement. Caliper shall retain all of its rights in Caliper Technology and Neurocrine shall have no rights in any Caliper Technology except the rights expressly granted in this Agreement.

        3.2    NEUROCRINE DRUG DISCOVERY RIGHTS.

               (a) Neurocrine shall have the exclusive (even as to Caliper), worldwide right to use the Screening Data delivered to Neurocrine for each LabChip Assay to discover, develop and commercialize Products directed against the Target of such LabChip Assay, subject to the terms of this Agreement. Neurocrine may assign or sublicense any or all such rights to third parties, provided all assignees and sublicensees agree in writing to be bound by the terms of this Agreement as they apply to the transferred rights. Neurocrine will notify Caliper of any transaction involving such rights within thirty (30) days of such transaction. If the use of



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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Screening Data to discover, develop or commercialize a Product would require the practice of a Caliper Patent claiming the Target or compounds screened, Caliper agrees to grant to Neurocrine a [ * ] license under such Caliper Patent for such use, [ * ]. If Neurocrine wishes to receive [ * ] to any Caliper Patent, or to have Caliper [ * ], then such matters shall be the subject of good faith negotiations regarding a separate agreement.

               (b) In addition to the exclusive rights described above, Neurocrine shall also have the non-exclusive, worldwide right to use the Screening Data in drug discovery efforts directed against all Targets and pharmaceutical targets other than the Targets screened in the Screening Program. Neurocrine may sublicense such rights along with other rights to Neurocrine Technology in connection with agreements to develop or commercialize Neurocrine's drug products, but may not otherwise assign, sublicense or transfer such rights.

        3.3 CALIPER USE OF SCREENING DATA. Neurocrine grants to Caliper the exclusive (but for Neurocrine, per Section 3.2) worldwide right to use the data generated for each LabChip Assay pursuant to this Agreement in drug discovery efforts directed against pharmaceutical targets other than the Target of such LabChip Assay, including [ * ], provided that such grant shall not be effective unless and until [ * ] of this Agreement. The parties recognize that Caliper's use or disclosure of the Screening Data could [ * ], and Caliper acknowledges that Neurocrine may [ * ], and in no event shall Neurocrine be required to [ * ]. Accordingly, the parties shall negotiate in good faith in an effort to [ * ]. If the parties cannot agree on [ * ], (i) Caliper may elect to [ * ], or
(ii) either party may elect to terminate this Agreement under Section 7.4.

        3.4 NEUROCRINE COMPOUNDS. Caliper shall be free to use the Neurocrine Compounds to be shipped to Caliper pursuant to Section 2.5(a) [ * ]; provided, however, that the restrictions set forth in Section 2.5(c) with respect to screening Caliper Compounds against third party targets shall also apply to the Neurocrine Compounds. In no event may Neurocrine Compounds [ * ] as defined in
Section 2.5(c). Neurocrine represents and warrants to Caliper as of the Effective Date that (i) it is the sole owner of all of the Neurocrine Compounds samples provided to Caliper, (ii) Neurocrine has not entered into any agreement in which a third party retains rights or any economic interest pertaining to any such compounds, and (iii) there are no Neurocrine Patents or, to Neurocrine's knowledge without having conducted any investigations, any third party intellectual property rights, that would be infringed by Caliper's use of the compounds as described above. No interest in any Neurocrine Patent Rights is conveyed to Caliper under this Section 3.4.

        3.5 LABCHIP IMPROVEMENT INVENTIONS. Neurocrine hereby assigns to Caliper all right, title and interest in all LabChip Improvement Inventions. If requested by Caliper, Neurocrine agrees to cooperate in patenting activities for LabChip Improvement Inventions and to execute any documents necessary to effect such assignment, at Caliper's expense. Neurocrine also agrees to notify Caliper of any significant non-patentable improvements Neurocrine may make to the Screening Technology or to chip-based microfluidic systems during the term of this



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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Agreement, and agrees that Caliper may use such developments in its business without restriction and transfer or sublicense such knowledge in connection with the development or commercialization of Caliper's technologies and products. Caliper hereby grants to Neurocrine a royalty-free, non-exclusive, license to use LabChip Improvement Inventions for Neurocrine's drug discovery and development programs, including the right to sublicense such rights in connection with such programs. This license shall not be construed as conferring on Neurocrine any license to any other Caliper Patents or Screening Technology.

                                   ARTICLE 4
                                 FINANCIAL TERMS

        4.1 SCREENING FEES. Neurocrine shall pay to Caliper the following amounts within thirty (30) days of receiving an invoice from Caliper, which will be delivered concurrent with delivery of the Screening Data:

        [ * ]/Data Point for the [ * ] LabChip Assays or [ * ], whichever comes first.

        [ * ]/Data Point for each LabChip Assay or Data Point thereafter up to a total of [ * ] LabChip Assays (including the [ * ] LabChip Assays).

        If the parties agree to develop and screen more than [ * ] LabChip Assays, they will mutually agree on screening fees, milestones, royalties and/or other financial terms for such work.

        4.2    DEVELOPMENT MILESTONES.

               (a) Neurocrine shall pay to Caliper the following amounts for each Royalty Compound within thirty (30) days of the achievement of the following milestone events by Neurocrine, its Affiliate, sublicensee or other transferee of rights to a Royalty Compound:


            Milestone Event                            Amount
            ---------------                            ------
                                      Neurocrine                    Caliper
                                   Royalty Compound             Royalty Compound
                                   ----------------             ----------------
[ * ]                                    [ * ]                       [ * ]
[ * ]                                    [ * ]                       [ * ]


               (b) If Neurocrine develops a Neurocrine Royalty Compound that acts on a Target [ * ] for such Neurocrine Royalty Compound.

               (c) Neurocrine shall keep Caliper informed regarding the status of development efforts directed at each Target screened in a LabChip Assay by means of semi-



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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annual written reports due January 30 and July 30 each year. Such reports will continue so long as compounds against any such Targets are being developed.

        4.3 ROYALTIES. Neurocrine shall pay to Caliper a royalty on all Net Sales of Products by Neurocrine, its Affiliates, sublicensees, or other transferees of rights to a Product as follows, [ * ]:

        PRODUCT                                                  ROYALTY RATE
Products containing a Caliper Royalty Compound                     [ * ]
Products containing a Neurocrine Royalty Compound (and no
Caliper Royalty Compound)                                          [ * ]

        4.4    ROYALTY PAYMENTS.

               (a) Neurocrine will notify Caliper in writing when regulatory filings are made and when approvals are received to market a Product in each country, in addition to the semi-annual reports described in Section 4.2(b). Each payment of royalties shall be accompanied by a statement detailing the calculation of the amount of royalties due in such period.

               (b) Royalty payments and reports for the sale of Products shall be made for each three month period ending on the last day of March, June, September and December and shall be due within forty-five (45) days of the end of each such month. For the purpose of calculating royalties on Net Sales generated in currencies other than U.S. dollars, such Net Sales shall be converted into U.S. dollars at the rate of exchange on the last business day of the relevant royalty period, established by the Wall Street Journal. All royalty payments owed under this Agreement shall be made by means of wire transfer to Caliper's account in a bank in the United States to be designated by Caliper.

               (c) If Caliper does not receive payment of any sum on the date it is due, simple interest shall thereafter accrue on the sum due to Caliper until the date of payment at the per annum rate of three percent (3%) over the then current prime rate of Citibank in New York City, which rate shall vary concurrently with any change in the prime rate.

               (d) Any withholding tax levied at source relating to the royalties payable to Caliper under Section 4.3 shall be borne by Caliper. Neurocrine shall reasonably assist Caliper in obtaining a tax credit under the applicable taxation treaties and laws, including by providing appropriate evidence of Caliper's payment of the withholding tax.

        4.5    RECORDS AND AUDIT.

               (a) During the term of this Agreement and for a period of three
(3) years thereafter, Neurocrine shall keep complete and accurate records pertaining to the achievement of milestones and the sale or other disposition of the Products commercialized by it, in sufficient



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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detail to permit Caliper to confirm the accuracy of all payments due hereunder.
In the event Neurocrine grants sublicenses to others to use or sell Products, Neurocrine shall require the sublicensee and any subsequent sublicensees to retain records and account for and report achievement of milestones and Net Sales of Products on the same basis as if such sales were Net Sales of Products by Neurocrine, and Neurocrine shall pay royalties to Caliper as if such sales were Net Sales of Products by Neurocrine

               (b) Caliper shall have the right to cause an independent, certified public accountant to audit all records reasonably necessary to confirm Neurocrine's Net Sales and royalty payments; provided, however, that such auditor shall not disclose Neurocrine's confidential information to Caliper, except to the extent such disclosure is necessary to verify the amount of royalties due under this Agreement.

               (c) Such audits may be exercised once a year, within three (3) years after the royalty period to which such records relate, upon notice to Neurocrine and during normal business hours.

               (d) Caliper shall bear the full cost of such audit unless such audit discloses an understatement of more than five percent (5%) from the amount of the Net Sales or royalties previously paid during any payment period. In such case, Neurocrine shall bear the full cost of such audit and pay the difference with interest as provided in Section 4.4(c). If such audit discloses an overpayment of royalties by Neurocrine, such overpayment shall be refunded to Neurocrine.

                                   ARTICLE 5
                          DISCLAIMERS; INDEMNIFICATION

        5.1 CALIPER DISCLAIMER. THE CALIPER TECHNOLOGY, INCLUDING THE CALIPER COMPOUNDS, PROVIDED HEREUNDER, IS PROVIDED "AS IS" AND CALIPER EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Caliper expressly does not warrant (i) the success of any study or test commenced pursuant to the Screening Program, or (ii) the safety or usefulness for any purpose of Caliper Technology.

        5.2 NEUROCRINE DISCLAIMER. THE NEUROCRINE TECHNOLOGY, INCLUDING THE NEUROCRINE COMPOUNDS AND TARGETS, PROVIDED HEREUNDER ARE PROVIDED "AS IS" AND NEUROCRINE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY PROVIDED
IN SECTIONS 2.3(c) OR 3.4. Without limiting the generality of the foregoing, Neurocrine expressly does not warrant the safety or usefulness for any purpose of the Neurocrine Technology or any Target or any compound developed as a result of the Screening Program.

        5.3    INDEMNIFICATION.

               (a)     INDEMNIFICATION BY NEUROCRINE.

                       (i) Neurocrine shall defend, indemnify and hold harmless Caliper, its Affiliates and sublicensees, and all their officers, directors, employees and agents from any costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees), non-appealed or non-appealable judicial or arbitration damage awards, and settlement payments agreed with third party claimants payable or owed by Caliper in connection with any demand, law suits or other legal actions by third parties arising from the possession, development, manufacture, use, sale or administration of Targets, compounds, Royalty Compounds or Products by Neurocrine or Neurocrine's Affiliates or sublicensees.

                       (ii) In order to maintain the right to be defended, indemnified and held harmless by Neurocrine, Caliper will:

                       (iii) notify Neurocrine promptly after learning of a third party claim;

                       (iv) allow Neurocrine to manage and control (by way of intervention or otherwise) the defense and settlement of any such third party claim against the Caliper, with input from Caliper; and

                       (v) cooperate with Neurocrine in the defense or the settlement negotiations of third party claims as reasonable required by Neurocrine.

                       (vi) Neurocrine shall not take any position in the dispute, or agree to any settlement, that adversely affects Caliper's rights or interest without Caliper's prior written approval (which approval shall not be unreasonably withheld).

                       (vii) Neurocrine shall have no obligation to indemnify Caliper to the extent that a third party claim results from the negligence or willful misconduct of Caliper.

               (b)     INDEMNIFICATION BY CALIPER.

                       (i) Caliper shall defend, indemnify and hold harmless Neurocrine, its Affiliates and sublicensees, and all their officers, directors, employees and agents from any costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees), non-appealed or non-appealable judicial or arbitration damage awards, and settlement payments agreed with third party claimants payable or owed by Neurocrine in connection with any demand, law suits or other legal actions by third parties arising from Caliper's [ * ].



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                       (ii) In order to maintain the right to be defended,
indemnified and held harmless by Caliper, Neurocrine will:

                       (iii) notify Caliper promptly after learning of a third party claim;

                       (iv) allow Caliper to manage and control (by way of intervention or otherwise) the defense and settlement of any such third party claim against the Neurocrine, with input from Neurocrine; and

                       (v) cooperate with Caliper in the defense or the settlement negotiations of third party claims as reasonable required by Caliper.

                       (vi) Caliper shall not take any position in the dispute, or agree to any settlement, that adversely affects Neurocrine's rights or interest without Neurocrine's prior written approval (which approval shall not be unreasonably withheld).

                       (vii) Caliper shall have no obligation to indemnify Neurocrine to the extent that a third party claim results from the negligence or willful misconduct of Neurocrine.

                                   ARTICLE 6
                                 CONFIDENTIALITY

        6.1 DISCLOSURE OF CONFIDENTIAL INFORMATION. Confidential Information disclosed by one party to the other pursuant to and during the term of this Agreement shall be subject to the confidentiality obligations set forth below:

               (a) if disclosed in writing and marked "confidential" or "proprietary" by the disclosing party prior to or at the time of the disclosure thereof; or

               (b) if within 30 days after disclosure of Confidential Information, the disclosing party informs the receiving party in writing of the confidential nature of the disclosed information, describing such information and referencing the place and date of the oral, visual or written disclosure and the names of the employees or officers of the receiving party to whom such disclosure was made.

        6.2 CONFIDENTIALITY AND NON-USE. Except to the extent expressly authorized by this Agreement or unless otherwise agreed in writing by the parties, each party agrees that, during the Screening Term and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information received from the other party, unless the receiving party can demonstrate by competent proof that such Confidential
Information:

               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of such Agreements;

               (d) is obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality or non-use owed to the disclosing party; or

               (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

        6.3    AUTHORIZED DISCLOSURE.

               (a) Each party may disclose Confidential Information received from the other party to Affiliates, sublicensees and other commercial partners for the purpose of exercising rights provided under this Agreement, provided such recipients agree to be bound by similar terms of confidentiality. In addition, each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary to (i) comply with applicable securities laws and regulations and other applicable governmental regulations,
(ii) file or prosecute patents, or (iii) prosecute or defend litigation. Notwithstanding the foregoing, Caliper shall have no right to disclose Confidential Information that could [ * ], and Neurocrine shall have no right to disclose Confidential Information specific to [ * ].

               (b) Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to subparagraph (a) above, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

        6.4 PUBLICITY. Except as otherwise provided herein or required by law, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports, or otherwise, relating to the material terms of or the performance under this Agreement, without the prior written approval of the other party, which approval shall not be unreasonably withheld, but in no case shall be withheld for longer than fifteen (15) days; provided, however, that each party may disclose the existence of and the general nature of this Agreement.

                                   ARTICLE 7
                                TERM; TERMINATION

        7.1 TERM. This Agreement shall commence upon the Effective Date and expire upon the completion of the Screening Term. This Agreement may not be terminated unilaterally by either party except pursuant to Sections 7.2 and 7.3 below.



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        7.2 TERMINATION FOR MATERIAL BREACH. If either party materially breaches this Agreement, and the breaching party has not within sixty (60) days of notice of breach from the non-breaching party (i) cured the breach or (ii) initiated good faith efforts to cure such breach to the reasonable satisfaction of the non-breaching party, the non-breaching party may terminate this Agreement upon expiration of such sixty (60)-day period.

        7.3 TERMINATION FOR TECHNICAL REASONS. Either party may terminate this Agreement upon [ * ] written notice to the other party at any time after the first anniversary of this Agreement if it becomes reasonably apparent that technical constraints of LabChip Assay development and Caliper's screening capacity will make it commercially impractical or impossible to perform LabChip Assay development and screening [ * ] Targets in accordance with the terms of this Agreement.

        7.4 TERMINATION UNDER SECTION 3.3. Either party may terminate this Agreement upon sixty (60) days written notice to the other party if the parties are unable to reach agreement under Section 3.3.

        7.5 EFFECT OF TERMINATION. In the event this Agreement is terminated by either party before Screening Data is delivered for the [ * ] LabChip Assay, the parties shall negotiate in good faith the terms and conditions under which Caliper may retain a portion of the Neurocrine Compounds. In the event the parties are unable to reach an agreement after sixty (60) days from the date of termination, [ * ].

        7.6 SURVIVING RIGHTS. The obligations and rights of the parties under
Article 3 and Sections 4.2 through 4.5, 5.3, 6.2, 6.3, 7.4, 7.5, 8.3 and 8.5 shall survive expiration or termination of this Agreement.

                                   ARTICLE 8
                                  MISCELLANEOUS

        8.1 WAIVER. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

        8.2 ASSIGNMENT. Neither party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidation, reorganization or acquisition of stock affecting actual voting control or of substantially all of the assets of the assigning party or the line of business to which this Agreement relates, or (ii) to an Affiliate; or (iii) after termination or expiration of the Screening Term, Caliper may assign its rights to receive milestone and royalty payments to any third party who is not a competitor of Neurocrine; provided, however, that in no event shall either party's rights and obligations hereunder be assigned without prior written notice to the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        8.3 NOTICES. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or fourteen (14) days after mailing by registered or certified airmail, postage paid, to the other party at the following address:

In the case of Caliper:      Caliper Technologies Corp.
                             1275 California Avenue
                             Palo Alto, CA 94304
                             Fax: (650) 842-1970
                             Attention: Chief Operating Officer

In the case of Neurocrine:   Neurocrine Biosciences, Inc.
                             10555 Science Center Drive
                             San Diego, CA 92121
                             Fax: (619) 658-7605
                             Attention: Chief Executive Officer

        8.4 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by authorized representatives of both parties.

        8.5    CHOICE OF LAW; RESOLUTION OF DISPUTES.

               (a) This Agreement shall be governed exclusively by and construed according to the laws of California, U.S.A., excluding its choice of law provisions.

               (b) All disputes which may arise between the parties hereto in relation to the interpretation or administration of this Agreement shall be first referred to the Screening Committee for resolution. Any disputes which the Screening Committee is unable to resolve within a reasonable period of time shall be referred to the Chief Executive Officers or the Presidents of the respective parties, whether before or after termination or expiration of this Agreement. If such officers are unable to resolve the matter, either party may elect to pursue any available dispute resolution forum.

        8.6 FORCE MAJEURE. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, earthquake, flood, or explosion. The party suffering such occurrence shall immediately notify the other party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

        8.7 INDEPENDENT CONTRACTORS. In making and performing this Agreement, Neurocrine and Caliper are, and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Caliper and Neurocrine. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        8.8 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

        8.9 CUMULATIVE RIGHTS. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

        8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

        8.11 ENTIRE AGREEMENT. This Agreement embodies the final and complete understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        IN WITNESS WHEREOF, both parties have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, as of the day and year set forth in the introductory paragraph of this Agreement.

CALIPER TECHNOLOGIES CORP.                   NEUROCRINE BIOSCIENCES, INC.


By:     /s/  Calvin Chow                     By:    /s/ Gary Lyons
        ---------------------------                 ----------------------------
Name:   Calvin Chow                          Name:  Gary Lyons
Title:  Chief Operating Officer              Title: CEO



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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